Exhibit 1.1

UNDERWRITING AGREEMENT

January 22, 2014

Keefe, Bruyette & Woods, Inc.
Jefferies LLC

JMP Securities LLC

As Representatives of the several Underwriters
named in Schedule A attached hereto

c/o Keefe, Bruyette & Woods, Inc.
787 7th Avenue

Fifth Floor

New York, NY 10019

Ladies and Gentlemen:

JMP Group Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A attached hereto (collectively, the “Underwriters”) up to an aggregate principal amount of $42,000,000 of the Company’s 7.25% Senior Notes due 2021 (the “Firm Offered Notes”) in accordance with the terms and conditions of this Underwriting Agreement (this “Agreement”). In addition, the Company has granted to the Underwriters an option to purchase an additional $6,300,000 aggregate principal amount of the Company’s 7.25% Senior Notes due 2021 (the “Optional Notes”), all as provided in Section 2. The Firm Offered Notes and, if and to the extent such option is exercised, the Optional Notes are collectively called the “Notes.” Keefe, Bruyette & Woods, Inc. (“KBW”), Jefferies LLC (“Jefferies”) and JMP Securities LLC agreed to act as Representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes. The Notes will be issued under an indenture, dated as of January 24, 2013, as supplemented by the first supplemental indenture, dated as of January 25, 2013, and the second supplemental indenture, dated as of January 29, 2014 (collectively with the indenture, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”).

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-183619) under the Securities Act, including a prospectus, relating to the Notes, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Securities Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rules 430B or 430C under the Securities Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Notes pursuant to Rule 462(b) under the Securities Act.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Notes, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Notes. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Notes, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Notes.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

Any reference herein to the Registration Statement, any Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus (as defined below) shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Preliminary Prospectus, the Prospectus Supplement, the Prospectus or such Issuer Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company hereby confirms its engagement of KBW, and KBW hereby confirms its agreement with the Company to render services, as a “qualified independent underwriter” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Notes. The qualified independent underwriter is referred to herein as the “Independent Underwriter.”

The Company hereby confirms its agreement with the Underwriters as follows:

Section 1.   Representations and Warranties. The Company hereby represents, warrants, and covenants to each Underwriter as follows as of the date hereof, as of the Applicable Time and as of each Closing Date:

(a)   Issuer Status. At the time of filing the Registration Statement the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act (“Rule 405”).

(b)   Compliance with Registration Requirements. The Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Securities Act or became effective upon filing with the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The Registration Statement and any post-effective amendment thereto complied at the time it became effective, complies as of the date hereof and will comply, as amended or supplemented, at each Closing Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Notes, in all material respects with the Securities Act and did not, does not or will not, as the case may be, contain any untrue statement of a material fact or omitted, omits or will omit, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act (as defined below).

Each Preliminary Prospectus and the Prospectus, when filed, complied or will comply when so filed in all material respects with the Securities Act and copies thereof delivered to the Underwriters for use in connection with the offer and sale of the Notes was identical to the copies thereof filed by electronic transmission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act). Each Preliminary Prospectus, as of its date, at each Closing Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Notes, and the Prospectus, as amended or supplemented, as of its date, at each Closing Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Notes, did not, does not or will not, as the case may be, contain any untrue statement of a material fact or omitted, omits or will omit, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

Each “issuer free writing prospectus,” as defined under Rule 433 of the Securities Act (“Rule 433”), relating to the Notes that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) (any such issuer free writing prospectus, is called an “Issuer Free Writing Prospectus”), as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company notified or notifies the Representatives as described in Section 3, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any Preliminary Prospectus or other prospectus deemed to be a part thereof that has not been superseded or modified.

As of 3:30 p.m. San Francisco Time on January 22, 2014 or such other time as agreed by the Company and the Representatives, the (“Applicable Time”), neither (x) any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors and specified in Schedule B hereto (an “Issuer General Use Free Writing Prospectus”) issued at or prior to the Applicable Time, the prospectus relating to the Notes that is included in the Registration Statement immediately prior to the Applicable Time, and any Preliminary Prospectus all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in this subsection do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, each Preliminary Prospectus, the Prospectus, or any amendments or supplements thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein.

(c)   Offering Materials Furnished to the Underwriters. The Company has delivered to the Representatives conformed copies of the Registration Statement (with exhibits) and of each consent and certificate of experts filed as a part thereof, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have requested for each of the Underwriters.

(d)   Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as hereinafter defined) or the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than a Preliminary Prospectus, the Prospectus, any Issuer General Use Free Writing Prospectus or the Registration Statement.

(e)   The Underwriting Agreement. This Agreement has been duly authorized, executed, and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as (i) rights to indemnification hereunder may be limited by applicable law and (ii) the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(f)   Authorization of the Notes. The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes. The Notes, when issued, will be in the form contemplated by the Indenture. The Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated and delivered by the Trustee in accordance with the provisions of the Indenture and, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

(g)   Authorization of the Indenture. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(h)   No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(i)   No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, or the Prospectus, except as otherwise stated therein: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct, or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid, or made by the Company or, except for dividends paid to the Company or its other subsidiaries, any of its subsidiaries on any class of capital stock, or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(j)   Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and any supporting schedules included in the Registration Statement, the General Disclosure Package and Prospectus, are independent public accountants as required by the Securities Act and the Public Company Accounting Oversight Board (“PCAOB”).

(k)   Preparation of the Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes and schedules, and the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified. Any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. Such financial statements and any supporting schedules have been prepared in conformity with generally accepted accounting principles, as applied in the United States, (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Selected Historical Financial Information,” “Ratio of Earnings to Fixed Charges” and “Capitalization” and elsewhere in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained or incorporated by reference in the Registration Statement.

(l)   Non-GAAP Financial Information. The financial information that has not been prepared in accordance with GAAP and is set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Ratio of Earnings to Fixed Charges,” has been prepared in accordance with Regulation G, Item 10(e) of Regulation S-K and other applicable rules and guidance of the Commission with respect to financial information that has not been prepared in accordance with GAAP.

(m)   Company’s Internal Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(n)   Disclosure Controls. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, that is required to be disclosed by the Company in the reports it files or submits under the Exchange Act is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective at a reasonable assurance level to perform the functions for which they were established. The Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. All “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Securities Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and, if required, are disclosed in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus. Since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The principal executive officer (or the equivalent) and principal financial officer (or the equivalent) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct. The Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the New York Stock Exchange (the “NYSE”) promulgated thereunder.

(o)   Forward-looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, has been made or reaffirmed with a reasonable basis and in good faith.

(p)   Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate, and the Company has received any consents necessary to use such statistical and market-related data in the Registration Statement, the General Disclosure Package or the Prospectus.

(q)   Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate, partnership or limited liability company power and authority to own, lease, manage and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock, membership interests, partnership interests, or other equity interests of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim.

(r)   Subsidiaries of the Company. The Company does not own or control, directly or indirectly, any corporation, limited partnership, limited liability company, trust, association, or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement, or described in the General Disclosure Package and the Prospectus.

(s)   No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. Except as disclosed in the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, membership interests, partnership interests or other equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(t)   Capitalization and Other Capital Stock Matters. The authorized, issued, and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization”. All of the issued and outstanding shares of capital stock and other equity interests of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock or other equity interests of the Company were issued in violation of any preemptive rights, rights of first refusal, or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal, or other rights to purchase, or equity or debt securities convertible into, exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Registration Statement, the General Disclosure Package and the Prospectus.

(u)   Description of Notes. The Notes will conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus.

(v)   Stock Exchange Listing. The Company, in cooperation with KBW, will use its reasonable best efforts to list, subject to notice of issuance, the Notes on the NYSE.

(w)   Non-Contravention of Existing Instrument. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or its certificate of formation, partnership agreement or limited liability company agreement (as the case may be), as amended, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, deed of trust, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement, obligation, condition or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company’s Amended and Restated Credit Agreement, dated as of October 11, 2012, with City National Bank, as lender, as amended as of April 8, 2013), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”).

(x)   No Violation. The Company’s execution, delivery, and performance of this Agreement and consummation of the transactions contemplated hereby and by the General Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws or the certificate of formation, partnership agreement or limited liability company agreement (as the case may be) of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges, or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation, or administrative or court decree applicable to the Company or any subsidiary.

(y)   No Further Governmental Authorizations or Approvals Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery, and performance of this Agreement and consummation of the transactions contemplated hereby and by the General Disclosure Package and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NYSE or FINRA.

(z)   No Material Actions or Proceedings. Except as otherwise disclosed in the Prospectus and the General Disclosure Package, there is no legal or governmental action, suit or proceeding pending or, to the best knowledge of the Company, threatened (i) against or affecting the Company or any of its subsidiaries or any of their respective directors and officers in their capacities as such, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries, (iii) relating to environmental or discrimination matters, or (iv) that could reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated hereby or presents a reasonable possibility that such action, suit, or proceeding might be determined adversely to the Company or such subsidiary.

(aa)   Labor Matters. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is threatened or imminent. The Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, that might be expected to result in a Material Adverse Change.

(bb)   Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, patents, know-how, collaborative research agreements, inventions, servicemarks, copyrights, licenses, approvals, trade secrets, and other similar rights (collectively, “Intellectual Property Rights”) necessary to conduct their businesses as now conducted or as proposed to be conducted, as described in the Registration Statement, the General Disclosure Package and the Prospectus, and any respective amendments or supplements thereto. The expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company or any of its subsidiaries by others with respect to any Intellectual Property Rights. There is no claim being made against the Company or any of its subsidiaries regarding any kind of Intellectual Property Right. The Company and its subsidiaries do not, in the conduct of their business as now or proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus, infringe or conflict with any right or patent of any third party, or any discovery, invention, product, or process which is the subject of a patent application filed by any third party, known to the Company or any of its subsidiaries, which such infringement or conflict is reasonably likely to result in a Material Adverse Change.

(cc)   All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, federal, or foreign regulatory agencies or self-regulatory organizations or other bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit; other than Harvest Capital Strategies LLC (“Harvest Capital”) and HCAP Advisors LLC (“HCAP Advisors”), neither the Company nor any of its subsidiaries is required to register as or is otherwise registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Advisers Act”); and each of Harvest Capital’s and HCAP Advisor’s “investment adviser representatives” (within the meaning of Rule 203A-3(a) under the Investment Advisers Act), if any, has obtained all authorizations necessary under the laws of the states in which each of Harvest Capital and HCAP Advisors has a “place of business” (within the meaning of Rule 203A-3(b) under the Investment Advisers Act).

(dd)   Title to Properties. The Company or one of its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all other properties and assets reflected as owned by the Company in the financial statements referred to in Section 1(k) above (or elsewhere in the Registration Statement, General Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances, equities, claims, and other defects or restrictions of any kind, except as described in the Registration Statement, General Disclosure Package or the Prospectus. The real property, improvements, buildings, equipment, and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment, or personal property by the Company or such subsidiary.

(ee)   Tax Law Compliance. The Company and each of its subsidiaries have filed all necessary federal, state, local and foreign tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine, or penalty levied against any of them. The Company has made adequate charges, accruals, and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(k) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company.

(ff)   No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Notes.

(gg)   Company Not an “Investment Company”. The Company has been advised of the rules and requirements of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”). The Company is not, and after receipt of payment for the Notes and after the application of the net proceeds from the Notes as described in the General Disclosure Package and the Prospectus will not be, an “investment company,” or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act.

(hh)   Insurance. Each of the Company and each of its subsidiaries is insured by recognized, financially sound, and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, earthquakes, general liability, and directors and officers liability. The Company and each of its subsidiaries expects to be able (i) to renew its existing insurance coverage as and when such policies expire, or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(ii)   No Price Stabilization or Manipulation. Neither the Company nor any affiliate of the Company has taken and will not take, directly or indirectly, any action which constitutes, was designed to, or might be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(jj)   Related Party Transactions. There are no relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the General Disclosure Package or the Prospectus which have not been described as required.

(kk)   Compliance with Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder (“FCPA”) or other law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA)) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll)   Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations promulgated thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm)   Office of Foreign Assets Control. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), including without limitation the Iran Threat Reduction and Syria Human Rights Act of 2012.

(nn)   USA Patriot Act. The Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(oo)   Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) the Company and its subsidiaries are in compliance with all federal, state, local, and foreign laws and regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, and petroleum products (collectively, the “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Materials of Environment Concern (collectively, the “Environmental Laws”), which includes, but is not limited to, compliance with any permits or other governmental authorizations required for the operation of the business of the Company or any of its subsidiaries under applicable Environmental Laws, or compliance with the terms and conditions thereof, and neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee, or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action, or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees, or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased, managed, franchised or operated by the Company or any of its subsidiaries, now or in the past (collectively, the “Environmental Claims”), pending or threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) there are no past or present actions, activities, circumstances, conditions, events, or incidents, including, without limitation, the release, emission, discharge, presence, or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law. The Company is not currently aware that it will be required to make future material capital expenditures to comply with Environmental Laws.

(pp)   ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations promulgated thereunder (collectively, “ERISA”)) established or maintained by the Company, each of its subsidiaries, or their “ERISA Affiliates” (as hereinafter defined) are in compliance in all respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary of the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations promulgated thereunder (collectively, the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, any of its subsidiaries, or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, any of its subsidiaries, nor any of their ERISA Affiliates has incurred or expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975, or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, any of its subsidiaries, or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(qq)   Interactive Data in XBRL. The interactive data in XBRL included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(rr)   Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Notes to repay any outstanding debt owed to any affiliate of any Underwriter.

(ss)   Ratings. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, no “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s obtaining any rating assigned to the Company or any securities of the Company.

(tt)   Regulation T, U or X. Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Notes will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

Section 2.   Purchase, Sale and Delivery of the Notes.

(a)   The Firm Offered Notes. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters up to an aggregate principal amount of $42,000,000 of Firm Offered Notes. On the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Firm Offered Notes set forth opposite their names on Schedule A attached hereto at a price equal to 97.0% of the principal amount thereof.

(b)   The First Closing Date. Delivery of the Firm Offered Notes to be purchased by the Underwriters and payment therefor shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (or such other place as may be agreed to by the Company and the Representatives) at 7:00 a.m. San Francisco time, on January 29, 2014, or such other time and date not later than 10:30 a.m. San Francisco time, on January 29, 2014 as the Representatives shall designate by notice to the Company (the time and date of such closing is called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

(c)   The Optional Notes; the Second Closing Date. In addition, on the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate principal amount of $6,300,000 of Optional Notes from the Company at the purchase price to be paid by the Underwriters for the Firm Offered Notes. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Offered Notes. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Company, which notice may be given at any time within thirty (30) days from the date of this Agreement. Such notice shall set forth (i) the aggregate principal amount of Optional Notes as to which the Underwriters are exercising the option, (ii) the names and denominations in which the Optional Notes are to be registered, and (iii) the time, date, and place at which such Optional Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date, and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Offered Notes and the Optional Notes). Such time and date of delivery of the Optional Notes, if subsequent to the First Closing Date, is called the “Second Closing Date” and shall be determined by the Representatives and shall not be earlier than three (3) nor later than five (5) full business days after delivery of such notice of exercise by the Representatives. If any Optional Notes are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the aggregate principal amount of Optional Notes (subject to such adjustments as the Representatives may determine to ensure that the Optional Notes are issued in minimum denominations of no less than $25 and whole multiples of $25 in excess thereof) that bears the same proportion to the total aggregate principal amount of Optional Notes to be purchased as the aggregate principal amount of Firm Offered Notes set forth on Schedule A attached hereto opposite the name of such Underwriter bears to the total aggregate principal amount of Firm Offered Notes and (b) the Company agrees to sell such Optional Notes (subject to such adjustments to eliminate fractional shares as the Representatives may determine) to the respective Underwriters in such proportions. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)   Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the General Disclosure Package and the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e)   Payment for the Notes. Payment for the Notes to be sold by the Company shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Offered Notes and any Optional Notes that the Underwriters have agreed to purchase. KBW, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)   Delivery of the Notes. The Company shall deliver, or cause to be delivered, one or more global notes representing the Firm Offered Notes to an account or accounts at The Depository Trust Company (“DTC”) as designated by the Representatives for the accounts of the Representatives and the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, one or more global notes representing the Optional Notes that the Representatives and the Underwriters have agreed to purchase to an account or accounts at DTC as designated by the Representatives for the accounts of the Representatives and the several Underwriters, at the Second Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.

Section 3.   Additional Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a)   Representatives’ Review of Proposed Amendments and Supplements. During the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus or filing a new registration statement related to the Notes, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement or new registration statement, and the Company shall not file any such proposed amendment or supplement or new registration statement to which the Representatives object.

(b)   Securities Act Compliance. After the date of this Agreement, the Company shall immediately advise the Representatives in writing of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement or new registration statement relating to the Notes becomes effective, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any new registration statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or (v) of any proceedings to remove, suspend, or terminate from listing or quotation the Notes from any securities exchange upon which such Notes are listed for trading or included or designated for quotation, or of the threat or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) under the Securities Act and will use its best efforts to confirm that any filings made by the Company under Rule 424(b) were received in a timely manner by the Commission.

(c)   Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order to make the statements in the Prospectus, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters, it is otherwise necessary to amend the Registration Statement or supplement the Prospectus or to file a new registration statement to comply with the Securities Act, the Company agrees to promptly prepare (subject to Section 3(a)), file with the Commission, use its best efforts to have declared effective, if required, and furnish at its own expense to the Underwriters and to dealers, such amendments, supplements to the Prospectus or new registration statements so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, and the Registration Statement as amended, will comply with the Securities Act. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Notes) or the Prospectus or any Preliminary Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d)   Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(e)   Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated by reference therein or deemed a part thereof), and any Issuer General Use Free Writing Prospectus as the Representatives may request.

(f)   Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws, Canadian provincial securities laws, or the securities laws of those jurisdictions designated by the Representatives, and will make such applications, file such documents, and furnish such information as may be required for that purpose. The Company shall comply with such laws and shall continue such qualifications, registrations, and exemptions in effect so long as required to continue such qualifications for so long a period as the Representatives may request for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it is not presently subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale, or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose. In the event of the issuance of any order suspending such qualification, registration, or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g)   Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus. None of the net proceeds received from the offering will be used to further any action in violation or contravention of the USA Patriot Act or otherwise violate or contravene the rules, regulations or policies of OFAC.

(h)   Earnings Statement. As soon as practicable, the Company will make generally available to its noteholders and to the Representatives an earnings statement (which need not be audited and may be satisfied by a filing with the Commission’s EDGAR system) covering a period of at least twelve (12) months beginning after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act.

(i)   Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

(j)   Agreement Not to Offer or Sell Additional Securities. During the period from the date hereof through and including the date that is 30 days after the date hereof, the Company will not, without the prior written consent of KBW and Jefferies, directly or indirectly, issue, sell, offer, contract to sell, grant any option to sell, pledge, transfer or otherwise dispose of any debt securities or securities exchangeable for or convertible into debt securities of the Company, except for the Notes.

(k)   Exchange Act Compliance. The Company will file all documents required to be filed with the Commission pursuant to Section 13, 14, or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(l)   Listing. The Company will use its best efforts to effect and maintain the listing of the Notes on the NYSE.

(m)   Sarbanes-Oxley Act. The Company use its best efforts to comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(n)   Investment Company. The Company will take such steps as shall be necessary to ensure that the Company shall not become an “investment company” as such term is defined under the Investment Company Act.

(o)   Clearance and Settlement. The Company will use its reasonable best efforts, in cooperation with KBW, to cause the Notes to be eligible for clearance and settlement through DTC and use its reasonable best efforts to maintain such eligibility for so long as the Notes remain outstanding.

Section 4.   Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Offered Notes as provided herein on the First Closing Date and, with respect to the Optional Notes, the Second Closing Date, if any, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Notes, as of the Second Closing Date, if any, as though then made, to the timely performance by the Company of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a)   Accountants’ Original Comfort Letter. On the date hereof, the Representative shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives (the “Original Comfort Letter”). Such Original Comfort Letter shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the rules and regulations of the PCAOB, (ii) set forth their opinion with respect to their audit of the consolidated financial statements of the Company and its subsidiaries as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 included in the Company’s annual report on Form 10-K for the year ended December 31, 2012 and (iii) address other matters agreed upon by PricewaterhouseCoopers LLP and the Underwriters. The Representatives shall have received such additional number of conformed copies of the Original Comfort Letter as the Representatives may request for each of the several Underwriters.

(b)   Accountants’ Bring-down Comfort Letter. The Representatives shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter from PricewaterhouseCoopers LLP addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and based upon the procedures described in the Original Comfort Letter, but carried out to a date not more than three (3) business days prior to the First Closing Date or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Comfort Letter are accurate as of the First Closing Date or the Second Closing Date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Comfort Letter which are necessary to reflect any changes in the facts described in the Original Comfort Letter since the date of such letter, or to reflect the availability of more recent financial statements, data, or information. The Representatives shall have received such additional number of conformed copies of such letter as the Representatives may request for each of the several Underwriters.

If the letter shall disclose any change in the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company and its subsidiaries, considered as one entity, from that set forth in the Registration Statement or the Prospectus, which, in the sole judgment of the Representatives, is material and adverse and that makes it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the public offering of the Notes as contemplated by the Prospectus, then this condition in this Section 4(b) shall be deemed not satisfied, and the Representatives may terminate this Agreement in accordance with the last paragraph of this Section 4.

(c)   Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Notes, prior to the Second Closing Date, if any:

(i)  the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B and such post-effective amendment shall have become effective;

(ii)  no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or are pending, contemplated, or threatened by the Commission;

(iii)  any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus shall have been complied with to the satisfaction of Underwriters’ counsel; and

(iv)  FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d)   No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date, if any, and, with respect to the Optional Notes, prior to the Second Closing Date in the judgment of the Representatives, there shall not have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, earnings, operations, business, or prospects, whether or not arising from transaction in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, from that set forth in the Registration Statement, the General Disclosure Package or the Prospectus, which, in the sole judgment of the Representatives, is material and adverse and that makes it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the public offering of the Notes as contemplated by the General Disclosure Package or the Prospectus.

(e)   Opinion and Negative Assurance Letter of Counsel to the Company. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion and negative assurance letter of Orrick, Herrington & Sutcliffe LLP, counsel for the Company, dated as of such closing date, the forms of which are attached hereto as Exhibit A and Exhibit B, respectively. The Representatives shall have received such additional number of conformed copies of such counsel’s legal opinion and negative assurance letter as the Representatives may request for each of the several Underwriters.

(f)   Opinion and Negative Assurance Letter of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, if any, the Representatives shall have received the favorable opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated as of such closing date, in form and substance satisfactory to the Representatives, and the Representatives shall have received such additional number of conformed copies of such counsel’s legal opinion and negative assurance letter as the Representatives may request for each of the several Underwriters. The Company shall have furnished to such counsel such documents as such counsel may have requested for the purpose of enabling them to pass upon such matters.

(g)   Officers’ Certificate. On each of the First Closing Date and the Second Closing Date, if any, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such First Closing Date or Second Closing Date, to the effect set forth in Section 4(c)(ii) above, and further to the effect that:

(i)  subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and its subsidiaries, considered as one entity, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries, considered as one entity, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness that is material to the Company and its subsidiaries, considered as one entity, (e) any dividend or distribution of any kind declared, paid, or made on the capital stock of the Company or any of its subsidiaries, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company and its subsidiaries, considered as one entity;

(ii)  when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, (a) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act and in all material respects conformed to the requirements of the Securities Act; (b) the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (c) the Prospectus and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (d) there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

(iii)  the representations, warranties, and covenants of the Company in this Agreement are true, correct and correct with the same force and effect as though expressly made on and as of the Applicable Time and such closing date; and

(iv)  the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such closing date.

(h)   Good Standing. The Underwriters shall have received on and as of the First Closing Date and the Second Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and each of its subsidiaries, in writing or any standard form of telecommunication, from the appropriate governmental authority of its jurisdiction.

(i)   Final Term Sheet. The Company will prepare a final term sheet in a form approved by the Representatives and to the effect set forth in Schedule C hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(j)   Appointment of Agents. The Company shall have appointed (i) the Trustee, or an agent satisfactory to the Trustee, to act as registrar, transfer agent and principal paying agent under the Indenture and (ii) a paying agent and transfer agent under the Indenture.

(k)   The Notes. The Notes shall have been duly authorized, validly executed, and delivered by the Company and duly authenticated by the Trustee at the First Closing Date or the Second Closing Date, as applicable

(l)   The Indenture. The Indenture (in form and substance satisfactory to the Underwriters) shall have been duly executed and delivered by the Company and the Trustee at the First Closing Date and shall be in full force and effect as of such date. Any additional amendments or supplemental indentures, if applicable, shall have been duly executed and delivered by the Company and the Trustee at the Second Closing Date and shall be in full force and effect as of such date.

(m)   Clearance and Settlement. The Notes shall be eligible for clearance and settlement through DTC.

(n)   Additional Documents. On or before each of the First Closing Date and the Second Closing Date, if any, the Representatives and counsel for the Underwriters shall have received such information, documents, and opinions as they may require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Notes, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 6, Section 8 and Section 12 shall at all times be effective and shall survive such termination.

Section 5.   Payment of Expenses. The Company agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Preliminary Prospectus, the Prospectus Supplement, the Prospectus, each Issuer Free Writing Prospectus, if any, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Notes including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement among Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters, subject to a maximum of $10,000) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Notes on any securities exchange or qualification of the Notes for quotation on the NYSE, (vi) any filing for review of the public offering of the Notes by FINRA, including the legal fees and other disbursements of counsel (subject to a maximum of $10,000) and filing fees to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of the Trustee, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Notes to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Notes for inclusion in the book-entry settlement system of DTC and (x) the performance of the Company’s other obligations hereunder.

Section 6.   Reimbursement of the Expenses of the Underwriters. If, after the execution and delivery of this Agreement, the Notes are not delivered for any reason other than the termination of this Agreement pursuant to the third paragraph of Section 10 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company, jointly and severally,” shall, in addition to paying the amounts described in Section 5 hereof, reimburse the Underwriters and the Independent Underwriter for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

Section 7.   Effectiveness of this Agreement. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

Section 8.   Indemnification.

(a)     The Company agrees to indemnify and hold harmless each Underwriter, its partners, agents, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Securities Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon the omission or alleged omission to state a material fact in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any Basic Prospectus, any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Issuer Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Company or in any Prospectus together with any combination of one or more of the Issuer Free Writing Prospectuses, if any, or arises out of or is based upon the omission or alleged omission to state a material fact in any Prospectus or Issuer Free Writing Prospectus necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Issuer Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Issuer Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Issuer Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, and will reimburse each “indemnified party” (defined below) for any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, damage, expense, liability, claim, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such fees and expenses are incurred.

Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless the Independent Underwriter, its directors, officers, employees and agents and each person who controls the Independent Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Independent Underwriter or any such person may incur, insofar as such loss, damage, expense, liability or claim arises out of or is based upon the Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the offering contemplated by this Agreement, and the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, damage, expense, liability or claim. Section 8(d) shall apply equally to any Proceeding (as defined below) brought against the Independent Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the immediately preceding sentence, except that the Company shall be liable for the expenses of one separate counsel (in addition to any local counsel) for the Independent Underwriter and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to the first paragraph of this Section 8(a), in any such Proceeding.

(b)     Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or an Issuer Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Issuer Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)     If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 8, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party, and pay all legal or other fees and expenses related to such Proceeding or incurred in connection with such indemnified party’s enforcement of subsections (a) or (b) of this Section 8, as applicable; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party or otherwise, except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under subsections (a) or (b) of this Section 8. The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that, except as provided in the second paragraph of Section 8(a), such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)     If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and (b) of this Section 8 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Notes. The relative benefits received by the Independent Underwriter in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121) shall be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission and the Independent Underwriter, in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121), shall in no event be required to contribute any amount in excess of the amount the compensation received by the Independent Underwriter for acting in such capacity exceeds the amount of any damage which the Independent Underwriter has otherwise been required to pay by reason of the Independent Underwriter’s acting in such capacity in connection with the offering contemplated by this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

(f)     The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or the Independent Underwriter, or any of their respective partners, agents, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter or the Independent Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company and each Underwriter and the Independent Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Notes, or in connection with the Registration Statement, any Basic Prospectus, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

Section 9.    Information Furnished by the Underwriters. The statements set forth in the first and second sentences under the subheading “Commissions and Discounts”, the third sentence under the subheading “New Issue of Notes” and the first paragraph under the subheading “Short Positions” under the caption “Underwriting (Conflicts of Interest)” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Section 1 and Section 8 hereof.

Section 10.    Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed ten percent (10%) of the aggregate principal amount of Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the aggregate principal amount of Firm Offered Notes set forth opposite their respective names on Schedule A attached hereto bears to the aggregate principal amount of Firm Offered Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds ten percent (10%) of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within forty-eight (48) hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 6 and Section 8 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total principal amount of Notes which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11.   Termination of This Agreement. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of KBW and Jefferies, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of KBW and Jefferies, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v), in the sole judgment of KBW and Jefferies, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

If KBW and Jefferies elect to terminate this Agreement as provided in this Section 11, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Notes, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 6 and Section 8 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof) or to one another hereunder.

Section 12.   Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

Section 13.   Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters or the Independent Underwriter:

Keefe, Bruyette & Woods, Inc.

787 7th Avenue

Fifth Floor

New York, NY 10019

Telephone: (212) 887-7777
Facsimile: (212) 554-5188
Attention: Peter Bang

Jefferies LLC
520 Madison Avenue

New York, New York 10022

Facsimile: (646) 619-4437

Attention: General Counsel

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, California 94111

Facsimile: (415) 835-8920

Attention: R. Kent Ledbetter

   cc: Scott Solomon

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile: (212) 455-2502
Attention: Risë B. Norman

If to the Company:

JMP Group Inc.
600 Montgomery Street
San Francisco, California 94111
Facsimile: (415) 835-8920
Attention: Scott Solomon

with a copy to:

Orrick, Herrington & Sutcliffe LLP
405 Howard Street

San Francisco, California 94105
Facsimile: (415) 773-5759
Attention: Andrew D. Thorpe

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14.   Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 hereof, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

Section 15.   Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 16.   Governing Law Provisions; Waiver of Jury Trial.

(a)   Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(b)   Consent to Jurisdiction. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail to such party’s address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action, or other proceeding brought in any such court has been brought in an inconvenient forum.

(c)   Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

Section 17.   No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of their stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 18.   General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs, and its business in order to assure that adequate disclosure has been made in the Registration Statement, any Preliminary Prospectus, and the Prospectus (and any amendments and supplements thereto) and any Issuer Free Writing Prospectus, as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

[Signature Pages Follow]

Very truly yours,

JMP GROUP INC.

By:	/s/ Raymond S. Jackson
Name: Raymond S. Jackson
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

On behalf of themselves and the several Underwriters named in the Schedule A attached hereto.

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Victor Sack
Name: Victor Sack
Title: Co-Head of Capital Markets

JEFFERIES LLC

By:	/s/ Andrea Lee
Name: Andrea Lee
Title: MD

JMP SECURITIES LLC

By:	/s/ Thomas Kilian
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE A

LIST OF THE UNDERWRITERS

Underwriter	Aggregate Principal Amount of Firm Offered Notes to be Purchased
Keefe, Bruyette & Woods, Inc.	$13,650,000
Jefferies LLC	13,650,000
JMP Securities LLC	8,400,000
Sterne, Agee & Leach, Inc.	5,250,000
Gilford Securities Incorporated	1,050,000
Total	$42,000,000

SCHEDULE B

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

Term sheet containing the terms of the Securities, substantially in the form of Schedule C.

SCHEDULE C

TERM SHEET

Filed pursuant to Rule 433
Dated January 22, 2014

Registration No. 333-183619

JMP GROUP INC.

$42,000,000
7.25% Senior Notes due January 15, 2021

Term Sheet

Issuer:	JMP Group Inc.
Security description:	7.25% Senior Notes due 2021 (the “Notes”)
Type of offering:	SEC Registered
Principal amount:	$42,000,000
Over-allotment option:	$6,300,000
Maturity:	January 15, 2021
Coupon:	7.25%
Interest payment dates:	January 15, April 15, July 15 and October 15, commencing on April 15, 2014
Redemption:	Redeemable at par on or after January 15, 2017
Trade date:	January 22, 2014
Settlement:	T+5; January 29, 2014
Offering price:	$25 per Note
Underwriters’ discount:	$0.75 per Note
Price to issuer:	$24.25 per Note
Proceeds, before expenses:	$40,740,000
CUSIP / ISIN:	46629U 305 / US46629U3059
Ratings:	Not rated
Proposed listing:	Intend to apply to list on the New York Stock Exchange, Inc.; if approved for listing, trading is expected to begin within 30 days of issuance
Joint Book-Running Managers:	Keefe, Bruyette & Woods, Inc.
Jefferies LLC
JMP Securities LLC
Lead Manager:	Sterne, Agee & Leach, Inc.
Co-Manager:	Gilford Securities Incorporated
Trustee:	U.S. Bank National Association

It is expected that delivery of the notes will be made against payment therefor on or about January 29, 2014, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisor.

The Issuer has filed a registration statement (including a preliminary prospectus supplement and accompanying prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and accompanying prospectus if you request it by calling Keefe, Bruyette & Woods, Inc. toll-free at 800-966-1559, Jefferies LLC toll-free at 800-547-6340 or JMP Securities at 415-835-8985.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded.

Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

EXHIBIT A

FORM OF LEGAL OPINION OF COUNSEL FOR THE COMPANY

 January 29, 2014

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

Fifth Floor

New York, New York 10019

Jefferies LLC

520 Madison Avenue
10th Floor
New York, New York 10022

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, California 94111

Re:	JMP Group Inc. $42,000,000 aggregate principal amount of 7.25% Senior Notes due 2021 ( the “Notes”)

Ladies and Gentlemen:

Representation

We have acted as counsel for JMP Group Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of the Notes. This opinion is furnished to you pursuant to Section 4(e) of the Underwriting Agreement, dated January 22, 2014 (the “Underwriting Agreement”), among the Company and Keefe, Bruyette & Woods, Inc., Jefferies LLC and JMP Securities LLC, as representatives of the underwriters named in Schedule A thereto (collectively, the “Underwriters”). Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Underwriting Agreement.

Documents Reviewed

In arriving at the opinions expressed herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following, copies of which have been delivered to you:

(a)     The Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the “Charter”), and the Bylaws of the Company, as certified by the Corporate Secretary of the Company (the “Bylaws”);

(b)     Resolutions of the Company’s Board of Directors (the “Board”), adopted on January 21, 2014 and resolutions of the Pricing Committee of the Board, adopted on January 22, 2014 , as certified by the Secretary of the Company;

(c)     The Registration Statement on Form S-3 (File No. 333-183619), filed by the Company with the Commission in accordance with the Securities Act of 1933, as amended and the rules and regulations thereunder (the “Act”) (such Registration Statement is referred to herein as the “Registration Statement”); evidence satisfactory to us that the Registration Statement became effective on September 19, 2012; the Prospectus, dated September 19, 2012 (the “Base Prospectus”); the Preliminary Prospectus Supplement, subject to completion, dated January 22, 2014 (in the form filed with the Commission pursuant to Rule 424(b) promulgated under the Act together with the Base Prospectus, the “Preliminary Prospectus”); the Prospectus Supplement, dated January 22, 2014 (in the form filed with the Commission pursuant to Rule 424(b) promulgated under the Act together with the Base Prospectus, the “Final Prospectus”); and the final term sheet prepared pursuant to Section 4(i) of the Underwriting Agreement in the form filed by the Company with the Commission pursuant to Rule 433 promulgated under the Act (the “Free Writing Prospectus”). The Preliminary Prospectus and the Free Writing Prospectus are collectively referred to herein as the “Pricing Disclosure Package.” Any reference herein to the Registration Statement shall be deemed to include: (i) the documents incorporated by reference therein as of each Effective Date (excluding, at each Effective Date, statements in such documents which are deemed not to be so incorporated at such Effective Date pursuant to Rule 412 promulgated under the Act), and (ii) the information deemed to be a part of the Registration Statement pursuant to Rule 430B promulgated under the Act, and, therefore, we have also reviewed such documents and information. Any reference herein to the Base Prospectus, the Preliminary Prospectus and the Final Prospectus shall be deemed to include the documents incorporated by reference therein as of their respective dates, excluding, at each such date, statements in such documents which are deemed not to be so incorporated at such date pursuant to Rule 412 promulgated under the Act. As used herein, “Effective Date” means the time of effectiveness of the Registration Statement for purposes of Section 11 of the Act, as such section applies to the Underwriters;

(d)     The Underwriting Agreement;

(e)     The Indenture, dated as of January 24, 2013, between the Company and U.S. Bank National Association, as indenture trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of January 25, 2013, and the Second Supplemental Indenture, dated as of January 29, 2014, each between the Company and the Trustee (such Indenture, as so supplemented, the “Indenture”); and evidence satisfactory to us that such Indenture became qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on September 19, 2012;

(f)     The Statement of Eligibility and Qualification of the Trustee on Form T-1;

(g)     The global note evidencing the Notes executed by the Company;

(h)     The certificates of various corporate officers of the Company delivered by the Company to you and us;

(i)      The certificates of the Trustee as to the authentication of the Notes and certain other factual matters;

(j)      The certificate issued by the Secretary of State of Delaware with respect to the valid existence and good standing of the Company; and

(k)     Such other instruments, corporate records, certificates and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

Opinions

Based on the foregoing, having regard for the legal considerations that we deem relevant, and subject to the qualifications, assumptions and exceptions stated herein, we are of the opinion that:

1.      The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with corporate power to own and lease its properties and to carry on its business as described in the Pricing Disclosure Package and the Prospectus.

2.      The Company has the corporate power and corporate authority to execute and deliver and to perform the Underwriting Agreement.

3.      The statements in the Pricing Disclosure Package and the Prospectus under the captions “Description of Notes” and “Description of Securities We May Offer—Description of Debt Securities,” insofar as they purport to constitute a summary of the provisions of the Indenture and the Notes, fairly summarize, in all material respects, such provisions; and the discussion in the Pricing Disclosure Package and the Prospectus under the caption “United States Federal Income Tax Considerations,” insofar as it purports to constitute a summary of legal matters, fairly summarizes, in all material respects, such matters.

4.      The execution, delivery and performance of the Underwriting Agreement have been duly authorized by necessary corporate action on the part of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

5.      The Notes have been duly authorized by all necessary corporate action on the part of the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

6.      The Indenture has been duly authorized by all necessary corporate action on the part of the Company, executed and delivered by the Company, qualified under the Trust Indenture Act and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

7.      The Company’s execution and delivery of the Underwriting Agreement and the Indenture, and the performance by the Company of the Underwriting Agreement and the Indenture, including the issuance and sale of the Notes, (a) do not violate the Company’s Charter or Bylaws, (b) do not constitute a material breach of the terms, conditions or provisions of or constitute a default under any contract, undertaking, indenture or other agreement filed or incorporated by reference as an exhibit to the Registration Statement, and (c) do not violate any applicable Delaware corporate, New York or federal law or administrative or governmental rule or regulation known by us to be applicable to the Company. As to agreements which by their terms are or may be governed by the laws of a jurisdiction other than New York or California, we assume that such agreements are governed by the laws of New York or California for purposes of the opinion expressed in this paragraph. In addition, we exclude from the scope of such opinion any potential violation of financial covenants contained in such agreements.

8.      No consent, approval, authorization or order of any federal, Delaware corporate or New York governmental authority is required on the part of the Company in connection with the transactions contemplated by the Underwriting Agreement, including the issuance and sale of the Notes, except (A) such as have been obtained under the Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder, and (B) such as may be required under foreign or state securities or blue sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

9.      The Company is not an investment company within the meaning of the Investment Company Act of 1940, as amended.

10.    The Registration Statement has become effective under the Act, and we are not aware that any stop order suspending the effectiveness thereof has been issued or any proceedings for that purpose have been instituted or are pending or threatened under the Act. Any required filing of the Prospectus (including any prospectus supplement) pursuant to Rule 424 under the Act has been made in accordance with Rules 424 and 430B under the Act.

11.    The Registration Statement, at its Effective Date, and each of the Preliminary Prospectus and the Prospectus at their respective dates of filing, and any amendments and supplements thereto made by the Company prior to the Closing Date at their respective Effective Date or respective dates of filing, as applicable, appeared on their face to comply as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder, as applicable (other than (a) the financial statements (including the notes thereto), supporting schedules and other financial data included or incorporated by reference therein, as to which we express no opinion and (b) that part of the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendments or supplements thereto, which constitutes the Statement of Eligibility and Qualification of the Trustee on Form T-1 under the Securities Exchange Act of 1934, as amended, as to which we express no opinion).

12.    The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, on the respective dates they were filed, appeared on their face to comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder in effect at such dates (other than (a) the financial statements (including the notes thereto), supporting schedules and other financial data included or incorporated by reference therein, as to which we express no opinion and (b) that part of the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendments or supplements thereto, which constitutes the Statement of Eligibility and Qualification of the Trustee on Form T-1 under the Securities Exchange Act of 1934, as amended, as to which we express no opinion).

13.    The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

Assumptions, Qualifications and Exceptions

In rendering these opinions, we have, with your permission, assumed the following: (i) the authenticity of original documents and the genuineness of all signatures, and the conformity to the originals of all documents submitted to us as copies and the due execution and delivery by the indicated officers of any documents submitted to us as unexecuted; (ii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iii) the due authorization, execution and delivery of the relevant documents by the parties thereto (other than the Company); (iv) the binding effect of the relevant documents on, and the enforceability of the relevant documents against, the parties thereto (other than the Company); (v) the absence of any evidence extrinsic to the provisions of the written agreements among the parties that the parties intended a meaning contrary to that expressed by those provisions; and (vi) there has not been any mutual mistake of fact, fraud, duress or undue influence.

Certain Limitations and Qualifications

Our opinion in paragraph 1 as to the good standing of the Company is based solely on certificates of public officials in the state named in such paragraph.

In rendering the opinion in paragraph 7 above relating to conflicts with or violations of United States federal, Delaware or New York law or administrative or governmental rule or regulation applicable to the Company, such opinion is limited to such laws, administrative or governmental rules or regulations that in our experience are typically applicable to a transaction of the nature contemplated by the Underwriting Agreement and the Indenture.

With respect to the opinions set forth in paragraphs 7 and 8 above, we have assumed that the Company has duly performed its obligations under the Underwriting Agreement, the Indenture and the Notes in compliance with their respective terms.

With respect to our opinion in paragraph 10 above relating to no stop order, we have relied solely on the http://www.sec.gov/litigation/stoporders.shtml webpage of the Commission’s website (http://www.sec.gov) as of _____ a.m. Eastern Time on the date hereof.

Our opinions set forth above are limited to the laws of the State of Delaware and the State of California and, with respect to the Underwriting Agreement, the Notes and the Indenture, the State of New York, and the federal laws of the United States. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the agreements or the transactions contemplated thereby.

Our opinion that any document is valid, binding or enforceable in accordance with its terms is qualified as to:

(a)     the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, receivership, assignment for the benefit of creditors or other laws relating to or affecting the rights of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent or preferential transfers);

(b)     limitations upon indemnification and contribution rights which may be imposed by applicable law and equitable principles;

(c)     the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of any event of default;

(d)    general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the effect of such principles on the possible unavailability of the remedy of specific performance of an obligation, injunctive relief or the appointment of a receiver;

(e)     the unenforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, the benefits of statutory or constitutional provisions, unknown future rights, defenses to obligations or rights granted by law, where such waivers are against public policy or prohibited by law; and

(f)     the unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy or the election of some particular right or remedy does not preclude recourse to one or more other rights or remedies.

Use of Opinion

This opinion letter is solely for the benefit of the several Underwriters in connection with the transaction covered in the first paragraph of this opinion letter and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Very truly yours,

ORRICK, HERRINGTON & SUTCLIFFE LLP

EXHIBIT B

FORM OF NEGATIVE ASSURANCE LETTER OF COUNSEL FOR THE COMPANY

January 29, 2014

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

Fifth Floor

New York, New York 10019

Jefferies LLC

520 Madison Avenue
10th Floor
New York, NY 10022

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, California 94111

Re:	JMP Group Inc. $42,000,000 aggregate principal amount of 7.25% Senior Notes due 2021 ( the “Notes”)

Ladies and Gentlemen:

We have acted as counsel for JMP Group Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company through you of the Notes, in accordance with the terms and conditions set forth in the Underwriting Agreement dated January 22, 2014 (the “Underwriting Agreement”) between the Company and Keefe, Bruyette & Woods, Inc., Jefferies LLC and JMP Securities LLC, as representatives of the underwriters named in Schedule A thereto (collectively, the “Underwriters”). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement. This letter is being delivered to you pursuant to Section 4(e) of the Underwriting Agreement.

In such capacity, we examined copies of the Registration Statement on Form S-3 (File No. 333-183619), filed by the Company with the Securities and Exchange Commission (the “Commission”) in accordance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Act”); evidence satisfactory to us that the Registration Statement became effective on September 19, 2012; and copies of the Pricing Disclosure Package and the Prospectus (each as defined below). As used herein, (a) the term “Registration Statement” means such registration statement as so amended at the time it became effective, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430B under the Act; (b) the term “Free Writing Prospectus” means the final term sheet prepared pursuant to Section 4(i) of the Underwriting Agreement in the form filed by the Company with the Commission pursuant to Rule 433 promulgated under the Act; (c) the term “Pricing Disclosure Package” means the preliminary prospectus supplement dated January 22, 2014 relating to the Notes, together with the prospectus dated September 19, 2012 (the “Base Prospectus”), in the form in which it was filed pursuant to Rule 424(b) under the Act, and the Free Writing Prospectus; (d) the term “Final Prospectus” means the prospectus supplement dated January 22, 2014 relating to the Notes, together with the Base Prospectus, in the form in which it was filed pursuant to Rule 424(b) under the Act; (e) the term “Effective Date” means September 19, 2012, which is the date the Commission declared the Registration Statement to be effective; and (f) the term “Applicable Time” means 6:30 p.m. Eastern time on January 22, 2014, which we have assumed with your permission to be the time of first sale of the Notes to the public.

We also reviewed and participated in discussions concerning the preparation of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus with certain officers or employees of the Company, its auditors and your representatives. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, except as set forth in paragraph 3 of our opinion addressed to you, dated the date hereof.

Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which caused us to believe that (i) the Registration Statement (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Disclosure Package (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Final Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

B-2

This letter is solely for the benefit of the several Underwriters to assist them in establishing defenses under applicable securities laws relating to the offer and sale of the Notes and may not be relied upon or used by, circulated, quoted or referred to for any other purpose or by any other person, including any person purchasing any of the Notes from you, nor may copies hereof be delivered to any other person, without our express written consent. We disclaim any obligation to update this letter for circumstances, events or changes in law occurring or coming to our attention after the date hereof.

Very truly yours,

ORRICK, HERRINGTON & SUTCLIFFE LLP

B-3